Exhibit 4-T(2)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY WILL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(a)           REPRESENTS THAT (a) IT IS A “QUALIFIED INSTITUTION BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (b) IT HAS ACQUIRED THIS NOTE AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (c) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OR REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”);

(b)           AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (a) TO DANA CORPORATION OR ANY OF ITS SUBSIDIARIES, (b) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (c) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (d) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (e) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF A TOTAL PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO DANA CORPORATION THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (f) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO DANA CORPORATION) OR (g) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(c)           AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT OF 1933. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

IN WITNESS WHEREOF THIS INSTRUMENT HAS BEEN DULY EXECUTED IN ACCORDANCE WITH THE INDENTURE.

DANA CORPORATION

By:	/s/ A. Glenn Paton
A. Glenn Paton, Vice President-Treasurer

Trustee’s Certificate of Authentication

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:	12/10/04	CITIBANK, N.A.,
As Trustee

		By:	/s/ Nancy Forte
Authorized Signatory

DANA CORPORATION

5.85% Senior Note due 2015

CUSIP No. U23447 AG 7

ISIN: USU23447 AG73

No. S-1	$8,250,000

Dana Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (hereinafter called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of EIGHT MILLION TWO HUNDRED AND FIFTY THOUSAND AND DOLLARS on January 15, 2015 and to pay interest thereon on January 15 and July 15 in each year, commencing on July 15, 2005, at the rate of 5.85% per annum, until the principal hereof is paid or made available for payment, and at the rate equal to the coupon rate for each Note, compounded semi-annually, on any overdue principal and premium and on any overdue installment of interest.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which will be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date, for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof will be given to Holders of Notes of this series not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any Notes exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium if any) and any such interest on this Note will be made at the office or agency of the Company maintained for the purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Note Register.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS SET FORTH ON THE REVERSE HEREOF.  SUCH PROVISIONS WILL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

This Note will not be valid or become obligatory for any purpose until the certificate of authentication herein has been signed manually by the Trustee under the Indenture referred to on the reverse side hereof.

IN WITNESS WHEREOF, THIS INSTRUMENT HAS BEEN DULY EXECUTED IN ACCORDANCE WITH THE INDENTURE.

DANA CORPORATION

By:

Trustee’s Certificate of Authentication

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

CITIBANK, N.A.,
As Trustee

By:
Authorized Signatory

[REVERSE  SIDE OF NOTE]

DANA CORPORATION

5.85% Senior Note due 2015

This Note is one of a duly authorized issue of Notes of the Company (herein called the “Notes”) and to be issued in one or more series under an Indenture, dates as of December 10,  2004 (herein called the “Base Indenture”) as supplemented by a Supplemental Indenture, dated as of December 10, 2004 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, and immunities thereunder of the Company, the Trustee, and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.  This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $450 million.

The Notes of this series are subject to redemption at any time, in whole or in part, upon at least 30 calendar days’ notice by mail.  The Company will pay a redemption price equal to the sum of the principal amount of the Notes being redeemed (plus any interest that accrued before the redemption date) and any “make-whole amount” with respect to the Notes.  Interest installments on a Note specified to be due on or before such redemption date will be payable to the Holders of record on the relevant record date.

The “make-whole amount” means the amount by which (1) the aggregate present value (as of the redemption date) of the principal being redeemed and the remaining payments of interest to the stated maturity date (excluding the interest that accrued before the redemption date) payable on that principal had the redemption not been made, determined by discounting the principal and interest on a semi-annual basis in the “reinvestment rate” (as described below) from the dates on which the principal and interest would have been payable to the redemption date, exceeds (2) the aggregate principal amount of the Notes being redeemed.

The reinvestment rate is determined on the third business day before the notice of redemption is given to participants and is equal to the Treasury Yield plus 0.25%.

The “Treasury Yield” means the yield on Treasury Notes at a constant maturity corresponding to the remaining life to the stated maturity (as of the redemption date, rounded to the nearest month) of the principal being redeemed.

The Treasury Yield will equal the arithmetic mean of the yields published in the statistical release (identified below) under the heading “Week Ending” for “U.S. Government Securities — Treasury Constant Maturities” with a maturity equal to such remaining life. If no published maturity exactly corresponds with such remaining life, then the Company will interpolate or extrapolate the Treasury Yield on a straight line basis from the arithmetic mean of the yields for the next shortest and longest published maturities.

The statistical release is the release designated “H.15(19)” or any successor publication published weekly by the Board of Governors of the Federal Reserve System which re-ports yields on actively traded United States government Securities adjusted to constant maturities.  If no statistical release is published at the time of any redemption of the Notes or if the for-mat or content of the statistical release changes so as to preclude a determination of the Treasury Yield in the above manner, the Company will designate a reasonably comparable index.  For calculating the reinvestment rate, the Company will use the most recent statistical release published before the date of determination of the make-whole amount.

In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness evidenced by this Note or (b) certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal amount of any accrued but unpaid interest on the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note will be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note will not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request and shall have failed to institute such proceeding for 60 calendar days after receipt of such notice, request, and offer of indemnity.  The foregoing will apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture will alter or impair the obligation of the company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Pursuant to, but subject to the exceptions in, the Registration Rights Agreement, the Company shall be obligated to consummate an Exchange Offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a Note of the Company with the same maturity which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Note (except that such Note shall not be entitled to additional interest and shall not contain terms with respect to transfer restrictions). The Holders shall be entitled to receive certain additional interest in the event such Exchange Offer is not consummated or the Notes are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.(1)

The Notes of this series are issuable only in full registered form without coupons, in a minimum denomination of US $2,000 and integral multiples of $1,000 above that (or comparable amounts in foreign currency.  As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, and any agent of the Company of the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee, nor any such agent will be affected by notice to the contrary.

(1)                                  This Section not to appear on Exchange Securities or Additional Securities unless required by the terms of such Additional Securities.

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

All terms used in this Note that are defined in the Indenture will have the respective meanings assigned to them in the Indenture.

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature guarantee:

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER RESTRICTED NOTES

DANA CORPORATION
4500 Dorr Street
Toledo, Ohio 43615

Attention: Chief Financial Officer

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention: Citibank Agency & Trust

Re: CUSIP #

Reference is hereby made to that certain Indenture dated December 10, 2004 (the “Base Indenture”) between Dana Corporation (the “Company”) and Citibank, N.A., as trustee (the “Trustee”) as supplemented by the Supplement Indenture dated December 10, 2004 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $             principal amount of Notes held in book-entry form by the undersigned.

The undersigned                          (transferor) (check one box below):

hereby requests the Trustee to exchange or register the transfer of a Note or Notes to                            (transferee).

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(k) under the Securities Act of 1933, as amended, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

(1)                                  ☐                                    to the Company or any of its subsidiaries; or

(2)                                  ☐                                    pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(3)                                  ☐                                    inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder.

(4)                                  ☐                                    inside the United States to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter is attached to the Indenture as Exhibit D and which may be obtained from the Trustee); or

(5)                                  ☐                                    outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder.

Unless one of the boxes is checked, the Securities Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Signature

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule I44A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

[Name of Transferee]

Dated:
NOTICE: To be executed by an executive officer

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Security for other Securities have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Custodian